UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Community Partners Bancorp
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

COMMUNITY PARTNERS BANCORP
1250 Highway 35 South
Middletown, New Jersey 07748

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2009

EXPLANATORY NOTE

This document is a supplement to our Proxy Statement dated April 10, 2009 (the “Proxy Statement”) for the Annual Meeting of Shareholders  to be held on Tuesday, May 19, 2009, at 10:00 a.m., at the Hilton Woodbridge, located at 120 Wood Avenue South, Iselin, New Jersey (the “2009 Annual Meeting”).  We are sending you this supplement because although we filed the Proxy Statement with the Securities and Exchange Commission (the “SEC”) as a preliminary proxy statement on March 26, 2009, we inadvertently failed to file it as a definitive proxy statement prior to our original mailing to you of the Proxy Statement and the 2008 Annual Report to Shareholders on or about April 10, 2009.  The preliminary proxy statement is substantially similar to the definitive proxy statement, which was filed with the SEC on April 27, 2009.

This supplement is for informational purposes only and you do not need to take any action with regard to this supplement.

The failure to file the Proxy Statement with the SEC prior to mailing the Proxy Statement to our shareholders may affect our eligibility to register the sale of securities on Form S-3 and to incorporate other information by reference on other SEC registration statements for the next twelve calendar months.  However, we do not believe that our ineligibility to use Form S-3, if we are in fact ineligible, will materially affect our ability to raise capital, if we choose to do so during the next twelve calendar months.